SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 2001



                                    IVG CORP.
             (Exact name of registrant as specified in its charter)



          DELAWARE                     33-19196-A               59-2919648
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)           Identification No.)


     13135 DAIRY ASHFORD, SUITE 525
             SUGAR LAND, TEXAS                             77048
  (Address of principal executive offices)               (ZIP Code)


       Registrant's telephone number, including area code: (281) 295-8400

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

     (a) On April 1, 2001, IVG Corp., a Delaware corporation (the "Company"), acquired SES-Corp., Inc., a Delaware corporation ("SES"), pursuant to an Amended and Restated Asset Purchase Agreement and Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 30, 2001, by and among the Company, SES, Cheyenne Management Company, Inc., a Michigan corporation ("Cheyenne"), SES Acquisition 2001, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and Dennis Lambka and Ronald Bray, shareholders of SES and Cheyenne. Under the terms of the Merger Agreement, Sub merged with and into SES and SES became a wholly-owned subsidiary of the Company (the "Merger"). The shares of SES common stock outstanding immediately prior to the effective time of the Merger were converted into the right to receive 11,819,262 shares of the Company's common stock, $.0001 par value per share ("Company Common Stock"). An additional 3,782,164 shares of Company Common Stock may be issued in 2002, depending on the EBITDA of SES in 2001. Ten million shares of Company Common Stock issuable under the Merger Agreement were placed in an escrow account to secure certain indemnification obligations set forth in the Merger Agreement.

     Under the terms of the Merger Agreement, the Company also acquired certain assets from Cheyenne (the "Cheyenne Assets") in exchange for (i) a number of shares of Company Common Stock to be issued in the future, which will be determined by dividing the fair market value of the Cheyenne Assets as stated on the audited balance sheet of Cheyenne at December 31, 2000 by $1.50, and (ii) the assumption by Sub of certain liabilities of Cheyenne as set forth in the Merger Agreement.

     The transactions described above were approved by the respective Boards of Directors of the Company and Sub and the sole stockholder of Sub. No approval of the Company's stockholders was required under the Delaware General Corporation Law. The terms and conditions of the Merger Agreement were determined in arm's-length negotiations among the parties thereto. A Certificate of Merger was filed with the Secretary of State of the State of Delaware on March 30, 2001 and the Merger became effective on April 1, 2001.

     Founded in 1989, SES offers small and medium-sized businesses comprehensive management services for the daily administration of human resources and employer obligations. These professional services include payroll and benefits administration, compliance management, medical and workers' compensation insurance programs, unemployment insurance and claims administration, recruiting and placement services, and training and supervisory development services. Headquartered in Auburn Hills, Michigan, SES currently has 10 offices in nine states, with operations in 42 states servicing over 2,700 clients and more than 32,000 worksite employees nationwide.

     (b) The assets acquired in the Merger Agreement, including the Cheyenne Assets, have been used in the business of SES. The assets are personal property, including computer equipment and software, certain contracts, customer and supplier data, intangible assets and other equipment used in the business of SES. The Company will continue to make the same use of this property following the acquisition.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial statements of businesses acquired.

     It is impracticable to provide the required financial statements with this Form 8-K. As permitted by Form 8-K, such financial statements will be filed under cover of an amendment to this Form 8-K as soon as practicable, but in no case later than 60 days after this Form 8-K must be filed.

     (b)   Pro forma financial information.

     It is impracticable to provide the required financial statements with this Form 8-K. As permitted by Form 8-K, such financial statements will be filed under cover of an amendment to this Form 8-K as soon as practicable, but in no case later than 60 days after this Form 8-K must be filed.

     (c)   EXHIBITS.

     EXHIBIT NO.    DESCRIPTION.
     -----------    -----------

         2.1* Amended and Restated Asset Purchase Agreement and Agreement and Plan of Merger, dated as of March 30, 2001, among IVG Corp., Cheyenne Management Company, Inc., SES-Corp, Inc., SES Acquisition 2001, Inc., Dennis Lambka and Ronald Bray.

         99.1     Press Release, dated March 30, 2001, issued by IVG Corp.


---------------------
         * Pursuant to Item 601(b)(2) of Regulation S-B, the following schedules to Exhibit 2.1 have been omitted from this Report and will be provided to the Commission upon request:

         (a)      Exhibit A - Directors and Officers of the Surviving
                  Corporation

         (b)      Exhibit B - Form of Letter of Transmittal

         (c)      Exhibit C - Form of Escrow Agreement

         (d)      Exhibit D - Form of Bill of Sale

         (e)      Exhibit E - Form of Assignment and Assumption Agreement

         (f)      Exhibit F - Form of Release

         (g)      Exhibit G - Forms of Employment Agreements

         (h)      Exhibit H - List of Persons to Execute Employment Agreements

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                       IVG CORP.


Date: April 13, 2001                                   By:  /S/ Elorian Landers
                                                            --------------------
                                                            Elorian Landers
                                                            President

                                  EXHIBIT INDEX

     EXHIBIT NO.    DESCRIPTION.
     -----------    -----------

         2.1 Amended and Restated Asset Purchase Agreement and Agreement and Plan of Merger, dated as of March 30, 2001, among IVG Corp., Cheyenne Management Company, Inc., SES-Corp, Inc., SES Acquisition 2001, Inc., Dennis Lambka and Ronald Bray.

         99.1     Press Release, dated March 30, 2001, issued by IVG Corp.